EXHIBIT 23.1




                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-66764,
33-82482 and 33-82484) of Electronic Retailing Systems
International, Inc. of our report dated March 20, 1997 appearing in this Form 10-K/A.




PRICE WATERHOUSE LLP

Stamford, Connecticut
June 23, 1997